                          SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X] Preliminary Proxy Statement       [_] Confidential, for Use of the
                                          Commission Only (as permitted by
                                          Rule 14a-6(e)(2))

[_] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                       NATURAL MICROSYSTEMS CORPORATION
              ------------------------------------------------
              (Name of Registrant as Specified In Its Charter)


              ------------------------------------------------
                 (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (check the appropriate box):

[X] No fee required

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ________________________________________________________________________

    (2) Aggregate number of securities to which transaction applies:

        ________________________________________________________________________

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ________________________________________________________________________

    (4) Proposed maximum aggregate value of transaction:

        ________________________________________________________________________

    (5) Total fee paid:

        ________________________________________________________________________

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ________________________________________________________________________

    (2) Form, Schedule or Registration Statement No.:

        ________________________________________________________________________

    (3) Filing Party:

        ________________________________________________________________________

    (4) Date Filed:

        ________________________________________________________________________

                                                     PRELIMINARY PROXY MATERIALS

                        NATURAL MICROSYSTEMS CORPORATION
                                EIGHT ERIE DRIVE
                          NATICK, MASSACHUSETTS  01760
                                 (508) 650-1300



                                March 14, 1997



Dear Stockholder:

          You are cordially invited to attend the Annual Meeting of Stockholders of Natural MicroSystems Corporation (the "Company"), which will be held on Thursday, April 17, 1997 at 1:00 p.m., at the offices of Choate, Hall & Stewart, 36th Floor, Exchange Place, 53 State Street, Boston, Massachusetts.

          The following Notice of Annual Meeting of Stockholders and Proxy Statement describe the items to be considered by the stockholders and contain certain information about the Company and its directors and officers.

          Please sign and return the enclosed proxy card as soon as possible in the envelope provided so that your shares can be voted at the meeting in accordance with your instructions. Even if you plan to attend the meeting, we urge you to sign and promptly return the proxy card. You can revoke it at any time before it is exercised at the meeting or vote your shares personally if you attend.

          We look forward to seeing you.

                                Sincerely,



                                Robert P. Schechter
                                President and Chief Executive Officer

                                                     PRELIMINARY PROXY MATERIALS


                        NATURAL MICROSYSTEMS CORPORATION
                                EIGHT ERIE DRIVE
                          NATICK, MASSACHUSETTS  01760
                                 (508) 650-1300



                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 17, 1997


          The Annual Meeting of Stockholders of Natural MicroSystems Corporation (the "Company") will be held at the offices of Choate, Hall & Stewart, 36th Floor, Exchange Place, 53 State Street, Boston, Massachusetts on Thursday, April 17, 1997 at 1:00 p.m., for the following purposes:

          1. To elect two directors for a three-year term.

          2. To approve an amendment to the Certificate of Incorporation of the Company to increase the number of authorized shares of Common Stock from 15,000,000 to 45,000,000.

          3. To ratify the Board of Directors' selection of KPMG Peat Marwick LLP as the Company's independent auditors for 1997.

          4. To transact such other business as may properly come before the meeting and any adjournments thereof.

          Stockholders of record at the close of business on March 10, 1997 will be entitled to notice of and to vote at the meeting and any adjournments thereof.

                         By Order of the Board of Directors



                         R. N. Hoehn
                         Secretary


Dated:  March 14, 1997



WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES.

                                                     PRELIMINARY PROXY MATERIALS


                       NATURAL MICROSYSTEMS CORPORATION
                               EIGHT ERIE DRIVE
                         NATICK, MASSACHUSETTS  01760
                                (508) 650-1300



                              PROXY STATEMENT FOR
                        ANNUAL MEETING OF STOCKHOLDERS


          This Proxy Statement is furnished to the holders of common stock, $.01 par value ("Common Stock"), of Natural MicroSystems Corporation, a Delaware corporation (the "Company"), in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders to be held on April 17, 1997 and at any adjournment of that meeting. The enclosed proxy is solicited on behalf of the Board of Directors of the Company. Each properly signed proxy will be voted in accordance with the instructions contained therein and, if no choice is specified, the proxy will be voted in favor of the proposals set forth in the Notice of Annual Meeting.

          A person giving the enclosed proxy has the power to revoke it by written notice to the Secretary of the Company, by giving a later-dated proxy, or by revoking it in person at the meeting.

          The approximate date on which this Proxy Statement and the enclosed proxy will first be sent to stockholders is March 18, 1997. The Company's Annual Report to Stockholders for 1996 is being mailed together with this Proxy Statement.

          Only holders of Common Stock of record on the stock transfer books of the Company at the close of business on March 10, 1997 (the "record date") will be entitled to vote at the meeting and at any adjournment thereof. There were ________________ shares of Common Stock outstanding at the close of business on the record date.

          Each share of Common Stock is entitled to one vote. The affirmative vote of the holders of a plurality of the shares represented at the meeting is required for the election of directors. The affirmative vote of a majority of all shares outstanding on the record date is required to approve the amendment to the Certificate of Incorporation increasing the authorized shares of Common Stock. The affirmative vote of a majority of all shares voting thereon is required to ratify the selection of independent auditors. Votes will be tabulated by the Company's transfer agent, subject to the supervision of persons designated by the Board of Directors as inspectors.

          No votes may be taken at the meeting, other than to adjourn, unless a quorum has been constituted. Under the Company's By-Laws, a quorum at the meeting will consist of a majority of the outstanding shares of Common Stock as of the record date. Shares voted to abstain or to withhold as to a particular matter (including shares as to which a nominee, such as a broker holding shares in street name for a beneficial owner, has no voting authority in respect of such matter) will be deemed represented for quorum purposes but will not be deemed to be voting on such matters and, therefore, will not be the equivalent of negative votes as to such matters.

                          STOCK OWNERSHIP OF DIRECTORS
                 EXECUTIVE OFFICERS AND PRINCIPAL STOCKHOLDERS

          The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of March 5, 1997 by (a) each director of the Company, (b) each of the executive officers named in the Summary Compensation Table below, (c) all directors and executive officers as a group and (d) each person known to the Company to own beneficially 5% or more of its Common Stock. Except as otherwise indicated, each such person has sole investment and voting power with respect to the shares shown as being beneficially owned by such person.

                                               NUMBER OF SHARES         PERCENT OF
NAME                                         BENEFICIALLY OWNED(1)  OUTSTANDING SHARES
----                                         ---------------------  ------------------

Zenas W. Hutcheson, III(2)                           86,568                  *
C. William McDaniel                                  12,000                  *
David F. Millet                                      16,202                  *
Ronald W. White                                      17,938                  *
Robert P. Schechter                                 151,026                 1.5
Charles T. Foskett                                  135,157                 1.3
Ronald J. Bleakney                                   25,850                  *
R. Brough Turner (3)                                159,361                 1.6
John F. Kennedy                                      57,764                  *
Pilgrim Baxter  & Associates, Ltd.(4)               979,600                 9.6
1255 Drummers Lane
Suite 300
Wayne, PA 19087
First Union Corporation (5)                         908,783                 8.9
One First  Union Center
Charlotte, NC 28288
Putnam Investments, Inc. (6)                        640,000                 6.3
 One Post Office Square
Boston, Massachusetts 02109
Wellington Management Co. LLP (7)                   539,200                 5.3
75 State Street
Boston, MA 02109
All directors and executive officers as a
group ( 12 persons) (2)(3)                          726,138                 6.9
------------

* Less than 1%.

(1) Includes 291,301 shares which may be acquired within sixty days after March 5, 1997 by exercise of stock options by the directors and executive officers as follows: Mr. Hutcheson, 49,656; Mr. McDaniel, 12,000; Mr. Millet, 9,000; Mr. White, 12,000; Mr. Schechter, 147,000; Mr. Foskett, 27,670; Mr. Bleakney, 4,858; Mr. Turner, 23,464; Mr. Kennedy, 5,653; and all directors and executive officers as a group, 348,065.

(2) Includes 34,912 shares held in trust for Mr. Hutcheson's children, as to which shares Mr. Hutcheson disclaims beneficial ownership.

(3) Includes 10,908 shares held by Mr. Turner jointly with his wife.

(4) Consists of shares held by registered investment companies and other advisory clients of Pilgrim Baxter & Associates, Ltd., which has shared voting power and sole investment power as to all such shares. This information is based solely on a filing on Schedule 13G with the Securities and Exchange Commission ("SEC").

(5) Consists of shares held by registered investment companies and other advisory clients of Keystone Investment Management Company ("Keystone") and by First Union National Bank of North Carolina ("FUNB") in a fiduciary capacity for customers. Keystone and FUNB are both subsidiaries of First Union Corporation. This information is based solely on a filing on Schedule 13G with the SEC.

(6) Consists of shares held by registered investment companies and other advisory clients of Putnam Investments, Inc. ("PII"). PII and one of its subsidiaries may be deemed to have sole investment power as to all such shares; neither PII nor its subsidiaries has any voting power with respect to any of such shares. PII is a subsidiary of Marsh & McLennan Companies, Inc. This information is based solely on a filing on Schedule 13G with the SEC.

(7) Consists of shares held by Vanguard Explorer Fund, Inc. ("Explorer") and other advisory clients of Wellington Management Co. LLP ("WMC"). WMC may be deemed to have shared voting power with respect to 19,200 of such shares and shared investment power with respect to all of such shares. Explorer may be deemed to have shared voting and investment powers with respect to 520,000 of such shares. This information is based solely on filings on Schedule 13G with the SEC.


                             ELECTION OF DIRECTORS

                               (ITEM 1 OF NOTICE)

          There are currently six members of the Board of Directors, divided into three classes with terms expiring respectively at the 1997, 1998 and 1999 annual meetings of stockholders. The Board has fixed the number of directors for the ensuing year at six and nominated Mr. Schechter and Mr. White, whose terms are expiring, for reelection. Directors elected at the meeting will serve a three-year term expiring at the time of the annual meeting of stockholders in 2000 and when their successors are elected and qualified. The shares represented by the enclosed proxy will be voted to elect the two nominees unless such authority is withheld by marking the proxy to that effect. Each of the nominees has agreed to serve, but in the event a nominee becomes unavailable for any reason, the proxy, unless authority has been withheld as to such nominee, may be voted for the election of a substitute.

          C. William McDaniel, whose term expires at the time of the annual meeting of stockholders in 1998, has resigned from the board effective as of the time of the 1997 annual meeting. Pursuant to the Certificate of Incorporation of the Company, vacancies in the office of director arising by reason of resignation may be filled by the remaining directors. It is expected that the remaining directors will elect W. Frank King to fill the vacancy for the remainder of the term.

          The following information is furnished with respect to each nominee for election as a director and for each director, including Dr. King, whose term of office will continue after the meeting.


                                                                                          PRINCIPAL OCCUPATION AND
                                                                                         BUSINESS EXPERIENCE DURING
NAME AND AGE                                                      DIRECTOR                    LAST FIVE YEARS;
AS OF MARCH 5, 1997                                                SINCE             DIRECTORSHIPS OF PUBLIC COMPANIES
-------------------                                               --------           ---------------------------------
NOMINEE FOR ELECTION FOR TERMS OF THREE YEARS EXPIRING IN 2000
Robert P. Schechter, 48                                               1995  Mr. Schechter has been President and Chief Executive
                                                                            Officer since April 1995 and Chairman of the Board of
                                                                            Directors of the Company since March 1996. From 1987 to
                                                                            1994, Mr. Schechter held various senior executive
                                                                            positions with Lotus Development Corporation and from
                                                                            1980 to 1987 he was a partner of Coopers and Lybrand
                                                                            LLP. Mr. Schechter is also a director of MRS Technology,
                                                                            Inc., a developer and manufacturer of steppers for flat
                                                                            panel displays, Software 2000, Inc., a developer of
                                                                            enterprise-level business software applications, and
                                                                            Raptor Systems, Inc., a developer of Internet security
                                                                            systems.
Ronald W. White, 56                                                   1988  Since 1983, Mr. White has been a partner of
                                                                            Advanced Technology Development Fund, a
                                                                            venture capital firm.  Mr. White is also a director
                                                                            of Preferred Networks, Inc. a provider of paging
                                                                            services.

DIRECTORS WHOSE TERMS EXPIRE IN 1998

W. Frank King, Ph. D.                                                       Since 1992, Dr. King has served as President
                                                                            and Chief Executive Officer and a director of
                                                                            PSW,              , and its predecessor, Pencom's
                                                                            software division.  From ____ to 1992 Dr. King
                                                                            was Senior Vice President of the software
                                                                            business group of Lotus Development
                                                                            Corporation and for the previous 19 years was
                                                                            with IBM Corporation in various positions, the
                                                                            last being Vice President of Development for the
                                                                            personal computing division.
David F. Millet, 52                                                   1988  Since 1988, Mr. Millet has been an executive
                                                                            officer of Chatham Venture Corporation, a
                                                                            private investment firm that serves as an advisor
                                                                            to Japhet U. S. Venture Capital Fund, Ltd, a
                                                                            venture capital firm.  Since 1994, he has served
                                                                            as President and a director of Thomas Emery's
                                                                            Sons, L.L.C., an investment company.  Since
                                                                            1996, he has been president and chief executive
                                                                            officer of Holographix, Inc. a privately held
                                                                            manufacturer of holographic optical components
                                                                            and systems.  Mr. Millet is also a director of
                                                                            Wall Data Incorporated, a supplier of
                                                                            connectivity software.


DIRECTORS WHOSE TERMS EXPIRE IN 1999

Charles T. Foskett, 53                                                1983  A co-founder of the Company, Mr. Foskett has
                                                                            been its Sr. Vice President of International
                                                                            Operations since May 1995.  From July 1991 to
                                                                            May 1995, he was Chairman of the Board of
                                                                            Directors and Vice President of International
                                                                            Operations.  From 1983 to 1991, he was
                                                                            President and Chief Executive Officer of the
                                                                            Company.  From 1970 to 1983, he held various
                                                                            positions at DigiLab, a division of Bio-Rad
                                                                            Laboratories, Inc., which manufactures
                                                                            analytical and biomedical instruments, serving as
                                                                            its president from 1977 to 1983.
Zenas W. Hutcheson, III, 43                                           1989  Since 1982, Mr. Hutcheson has been president
                                                                            of Hutcheson & Co., Inc., a management
                                                                            consulting firm.

                   BOARD OF DIRECTORS AND COMMITTEE MEETINGS

          The Board of Directors has Audit and Compensation Committees. It does not have a nominating or similar committee.

          The Audit Committee reviews the internal accounting procedures of the Company and consults with and reviews the services provided by the Company's independent auditors. The directors currently serving on the Audit Committee are Messrs. McDaniel and Millet. The Audit Committee met 3 times during 1996.

          The Compensation Committee reviews and recommends to the Board the compensation and benefits of all officers of the Company and reviews general policy relating to compensation and benefits of employees of the Company. The Compensation Committee also administers the issuance of stock options. The directors currently serving on the Compensation Committee are Messrs. White and Hutcheson. The Compensation Committee met 4 times during 1996.

          During 1996, the Board of Directors of the Company held 4 meetings. Each incumbent director attended at least 75% of the aggregate number of meetings of the Board and the meetings of the committees of the Board on which he served.

                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

          The following table sets forth the compensation paid or accrued by the Company for services rendered in 1996, 1995 and 1994 to the person who served as chief executive officer during 1996 and the other four most highly compensated persons who were serving as executive officers on December 31, 1996 (the "Named Executive Officers").

                                                                  ANNUAL COMPENSATION
                                                                 ----------------------
                                                                                                      LONG-TERM
                                                                                                     COMPENSATION
                                                                                                   ----------------    OTHER
                                                                                                     SHARES UNDER      COMPEN-
NAME AND PRINCIPAL POSITION              YEAR        SALARY ($)        COMMISSIONS ($)  BONUS ($)   OPTIONS AWARDS (#) SATION (2)
---------------------------              ----  ----------------------  ---------------  ---------  ----------------    ----------

Robert P. Schechter                      1996        225,000                             112,500        90,000           2,793
President and Chief Executive
 Officer (1)                             1995        104,616                              53,335       350,000           1,075
                                         1994
Ronald J. Bleakney                       1996        145,000                99,975        14,500        30,000           6,111
Senior Vice President of Sales           1995        120,000                59,773        10,000        65,000           3,761
                                         1994        101,000                53,589         8,500        30,000
Charles T. Foskett                       1996        145,000                54,931        14,500        15,000           6,359
Senior Vice President of                 1995        120,000               556,892        10,000        60,000           3,637
International Operations                 1994        109,000                42,898         7,650        10,000
R. Brough Turner                         1996        137,500                              55,000        20,000           4,832
Senior Vice President of Technology      1995        120,000                              36,000        30,000           1,632
                                         1994        105,000                              26,156        10,000
John F. Kennedy                          1996        135,000                              54,000        15,000           5,617
Chief Financial Officer                  1995        115,000                              34,500        35,000           2,748
                                         1994         94,000                              22,658        20,000

(1) Mr. Schechter joined the Company in April 1995.
(2) Includes for each of the Named Executive Officers Company contributions to the Company's 401(k) retirement plan and premiums paid by the Company for term life insurance.

OPTION GRANTS IN LAST FISCAL YEAR

   The following table shows all stock option grants to the Named Executive Officers during 1996.



                                                      Individual Grants
                                                      -----------------
                                          % of Total                             Potential Realizable $
                                           Options                               Value at Assumed Annual
                           Number of       Granted                               Rates of Stock Price
                            Shares            to                                 Appreciation for Option
                          Underlying      Employees   Exercise                           Term(1)
                            Options       in Fiscal    Price     Expiration
Name                       Granted           Year     ($/sh)         Date            5%               10%
----                       -------        ----------  ------     ---------          ---              ---
Robert P. Schechter          50,000         7.8        13.88         7/23/2006      436,453          1,106,057
                             40,000         6.2        26.75        12/18/2006      672,917          1,705,304
Ronald J. Bleakney           30,000         4.7        26.50        12/16/2006      438,306          1,267,025
Charles T. Foskett           15,000         2.3        26.50        12/16/2006      249,986            633,513
R. Brough Turner             20,000         3.1        26.50        12/16/2006      333,314            844,683
John F. Kennedy              15,000         2.3        26.50        12/16/2006      249,986            633,513

_____________
(1) As required by the rules of the Securities and Exchange Commission, potential values are stated based on the prescribed assumption that Common Stock will appreciate in value from the date of grant to the end of the option term at the indicated rates (compounded annually) and therefore are not intended to forecast possible future appreciation, if any, in the price of Common Stock.

OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

          The following table sets forth, for the Named Executive Officers, the number of shares for which stock options were exercised in 1996, the realized value or spread (the difference between the exercise price and market value on the date of exercise) and the number and unrealized spread of the unexercised options held by each at fiscal year-end.

                                                                                                             VALUE OF
                                                                                                            UNEXERCISED
                                                                   NUMBER OF SHARES                        IN-THE-MONEY
                                                                     UNDERLYING                               OPTIONS
                                                                     UNEXERCISED                             AT FY-END
                              NUMBER OF                           OPTIONS AT FISCAL                      (ALL EXERCISABLE)
                                SHARES                                 YEAR END                         -------------------
                               ACQUIRED                           (ALL EXERCISABLE)
                                 ON          VALUE                -----------------
NAME                         EXERCISE(1)   REALIZED $       VESTED      UNVESTED  TOTAL           VESTED       UNVESTED     TOTAL
----                         ------------  ---------        ------      --------- -----           ------       ---------    -----
Robert P. Schechter                8,000    142,980         89,500       350,500  440,000       2,136,813       7,290,438  9,427,251

Ronald J. Bleakney                 6,572     76,283         37,356        86,564  123,920         900,628       1,376,369  2,276,997

Charles T. Foskett                                         123,346        60,058  183,404       3,610,052       1,041,434  4,651,486

R. Brough Turner                  20,000    326,700         94,633        45,371  140,004       2,808,007         658,790  3,466,797

John F. Kennedy                    8,000    114,125         40,236        56,530   96,766       1,075,635       1,071,564  2,147,199

-------------

(1) Does not include shares purchased by the Named Executive Officers during 1996 under the Company's 1993 Employee Stock Purchase Plan, as follows:
     Mr. Schechter, 2,026; Mr. Bleakney, 1,756; Mr. Foskett 1,478, Mr. Turner, 1,308; and Mr. Kennedy, 274 shares.

DIRECTOR COMPENSATION

          Each director of the Company who is not also an employee is paid $2,500 per quarter and is reimbursed for reasonable out-of-pocket expenses incurred in attending meetings. Non-employee directors serving on committees of the Board also receive $250 per committee meeting attended. Under the Company's 1993 Non-Employee Directors Stock Option Plan, each non-employee director currently receives (1) upon first being elected to the board, an option for 7,500 shares which vests over three years and (ii) annually at the time of the annual meeting, an option for 2,500 shares which vests in one year.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

          The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors, which is comprised of two non-employee directors. The Compensation Committee works with management to develop compensation plans for the Company and is responsible for determining the compensation of each executive officer and recommending such compensation to the Board of Directors.

          The Company's executive compensation program is designed to align executive compensation with the Company's business objectives and the executive's individual performance and to enable the Company to attract, retain and reward executive officers who contribute, and are expected to continue to contribute, to the Company's long-term success. In establishing executive compensation, the Compensation Committee is guided by the following principals:
(i) the total compensation payable to executive officers should be sufficiently competitive with the compensation paid by other high growth companies in the telecommunications industry for officers in comparable positions so that the Company can attract and retain qualified executives and (ii) individual compensation should include components which reflect both the financial performance of the Company and the performance of the individual.

          The compensation of the Company's executive officers consists of a combination of base salary, bonuses and equity-based compensation. In general, the Company's compensation program attempts to limit increases in salaries and favors bonuses based on operating profit and individual merit. The Compensation Committee believes that executive compensation should be designed to motivate executives to increase shareholder value and further believes that executive officers can best increase shareholder value by managing the operating profit of the Company and by conceiving, developing and positioning the best products in the Company's chosen markets.

          Compensation payments in excess of $1 million to the Chief Executive Officer or other four most highly compensated executive officers are subject to a limitation of deductibility for the Company under Section 162(m) of the Internal Revenue Code of 1986, as amended. Certain performance-based compensation is not subject to the limitation on deductibility. The Compensation Committee does not expect cash compensation in 1996 to its Chief Executive Officer or any other executive officer in the foreseeable future to be in excess of $1 million. Compensation to such persons relating to stock option awards is expected to qualify for the performance-based exception to the $1 million limitation on deductibility of compensation payments.

BASE SALARY

          The Compensation Committee sets the base salary for executives based upon a review of the salaries for comparable positions in high-growth companies in the Company's industry, the historical compensation levels of the Company's executives, and the individual performance of the executives in the preceding year. In 1996, the base salaries of the executive officers were increased at an average rate of 22%. Executive officers whose primary responsibilities are in the area of sales and marketing are also entitled to receive commissions based primarily on the Company's revenues or a specific portion of these revenues.

MERIT BONUS PROGRAM

          Each year the Compensation Committee adopts a management incentive plan which reflects the Compensation Committee's belief that a portion of each executive officer's compensation should be tied to the achievement by the Company of its profit goals and by each executive officer of his or her individual objectives as determined by the Compensation Committee. The 1996 Management Incentive Plan (the "1996 Incentive Plan") set merit bonus goals based on the 1996 operating plan approved by the Board of Directors. In addition, the 1996 Incentive Plan prescribed adjustments in the merit bonus goals based upon the Company's actual operating profit. At the end of the year, the Compensation Committee allocated merit bonuses to individual executives based on the executive's performance relative to his or her performance objectives. Under the 1996 Incentive Plan, executive officers were entitled to receive an average bonus of approximately 36% of base salary if the Company achieved its profit goals for 1996 and the individual executive met or exceeded his objectives.

STOCK-BASED COMPENSATION

          Awards of stock options under the Company's stock option plans are designed to closely tie the long-term interests of the Company's executives and its shareholders and to assist in the retention of executives. The Compensation Committee selects the executive officers, if any, to receive stock options and determines the number of shares subject to each option. The Compensation Committee's determination of the size of option grants is generally intended to reflect an executive's position with the Company and his or her contributions to the Company. Options generally have a four-year vesting period to encourage key employees to continue in the employ of the Company. The Compensation Committee reviews the outstanding unvested options of the key executives from time to time and may grant additional options to encourage the retention of key executives. Options for 295,000 shares were granted to executive officers in 1996 to reward the executive officers for their performance in 1996 and to establish appropriate incentives for these key executives.

CHIEF EXECUTIVE OFFICER COMPENSATION

          The Chief Executive Officer's compensation generally is based on the same policies and criteria as the other executive officers. Mr. Schechter's base salary for 1996 was increased by approximately 40% over his 1995 salary based upon the extent to which the Company achieved its goals in 1995 and the Compensation Committee's view of Mr. Schechter's role in that achievement. Mr. Schechter's merit bonus in 1996 was equal to 50% of his base salary based upon his individual performance with respect to his objectives. Mr. Schechter was also awarded stock options for 50,000 shares in 1996 based upon his individual performance in 1996 and to establish appropriate incentives for future performance.


                         Compensation Committee


                         Zenas W. Hutcheson, III
                         Ronald W. White

               COMPARISON OF CUMULATIVE TOTAL STOCKHOLDER RETURN

          The following performance graph assumes an investment of $100 on February 17, 1994 (the effective date of the Company's initial public offering) and compares the change to December 31, 1996 in the market price of the Common Stock with a broad market index (S&P 500) and an industry index (S&P Communication Equipment-Manufacturers). The Company paid no dividends during the periods shown; the performance of the indexes is shown on a total return (dividend reinvestment) basis. The graph lines merely connect the prices on the dates indicated and do not reflect fluctuations between those dates.

                                             2/17/94       12/31/94      12/31/95     12/31/96
                                             -------       --------      --------     --------
NATURAL MICROSYSTEMS CORPORATION              100           135.90        312.83        646.17
COMMUNICATION EQUIPMENT-500                   100           107.30        160.58        188.06
S&P 500 INDEX                                 100            97.32        133.89        164.63


          THE COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION AND THE COMPARISON OF CUMULATIVE TOTAL STOCKHOLDER RETURN ABOVE SHALL NOT BE DEEMED "SOLICITING MATERIAL" OR INCORPORATED BY REFERENCE INTO ANY OF THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.

                              SECTION 16 REPORTING

          Section 16(a) of the 1934 Act requires the Company's directors and officers and persons who own more than ten percent of the Common Stock to file reports with the Securities and Exchange Commission disclosing their ownership of stock in the Company and changes in such ownership. Copies of such reports are also required to be furnished to the Company. Based on a review of the copies of such reports received by it or a written representation from certain reporting persons that no Form 5 was required for such person, the Company believes that all required filings were timely made during 1996, except that Mr. White filed a Form 4 late.


                          AMENDMENT TO CERTIFICATE OF
                           INCORPORATION TO INCREASE
                        THE NUMBER OF AUTHORIZED SHARES

                               (ITEM 2 OF NOTICE)


          Article Fourth of the Certificate of Incorporation of the Company currently authorizes the issuance of 15,000,000 shares of Common Stock and 3,000,000 shares of preferred stock.

          As of March 10, 1997, there were ____________ shares of Common Stock issued and outstanding. Therefore, ________________ authorized shares of Common Stock remained available for issuance without further action by the stockholders of the Company, of which _____________ were reserved for issuance under the various stock options and stock purchase plans. No shares of preferred stock were outstanding.

          On February ____, 1997, the Board of Directors of the Company voted to declare advisable an amendment to the Certificate of Incorporation increasing the authorized shares of Common Stock from 15,000,000 to 45,000,000. The proposed amendment would have no effect upon the terms of the Common Stock.

          The Board of Directors believes that the proposed increase in authorized shares of Common Stock is desirable to enhance the Company's flexibility in connection with possible future actions, such as stock splits, financings, mergers or other corporate purposes. Having such authorized shares available for issuance in the future would allow shares of Common Stock to be issued for such purposes without the expense and delay of further stockholder action.

          The increased number of authorized shares could also be used to make more difficult a change of control of the Company which the Board of Directors determines not to be in the best interests of its stockholders. For instance, such shares could be issued in public or private transactions to persons who might side with the Board of Directors in opposing a takeover bid.

          At the date of this Proxy Statement, the Company has no agreements, commitments or plans with respect to the sale, issuance or other use of additional shares of stock, except in connection with its stock option and purchase plans. Furthermore, the Board of Directors is not currently aware of any efforts by any person to gain control of the Company.

          The Board of Directors recommends a vote "FOR" the proposal. If the enclosed proxy card is returned, the shares represented by the proxy will be voted to approve the proposed amendment unless the proxy indicates to the contrary and may be voted in favor of adjournment of the meeting in order to permit further solicitation of proxies with respect to the proposed amendment if sufficient votes in favor of the proposed amendment have not been received. The affirmative vote of majority of the outstanding shares of Common Stock is required for approval of the amendment.

                           RATIFICATION OF SELECTION
                            OF INDEPENDENT AUDITORS

                               (ITEM 3 OF NOTICE)

          On the recommendation of the Audit Committee, the Board of Directors has selected KPMG Peat Marwick LLP, independent certified public accountants, as auditors of the Company for the fiscal year ending December 31, 1997. The firm has audited the accounts and records of the Company since 1992. A representative of KPMG Peat Marwick LLP will be present at the Annual Meeting to answer questions from stockholders and will have an opportunity to make a statement if desired.

          The selection of independent auditors is not required to be submitted to a vote of the stockholders. The Board believes, however, that it is appropriate as a matter of policy to request that the stockholders ratify the appointment. If the stockholders do not ratify the appointment, the Board will reconsider its selection.


                     STOCKHOLDER PROPOSALS FOR 1998 MEETING

          Proposals of stockholders intended to be presented at the 1998 Annual Meeting of Stockholders must be received on or before November 18, 1997 for inclusion in the proxy materials relating to that meeting. Any such proposals should be sent to the Company at its principal offices and addressed to the Chief Financial Officer. Other requirements for inclusion are set forth in Rule 14a-8 under the 1934 Act.


                                 OTHER MATTERS

          The Company has no knowledge of any matters to be presented for action by the stockholders at the Annual Meeting other than as set forth above. However, the enclosed proxy gives discretionary authority to the persons named therein to act in accordance with their best judgment in the event that any additional matters should be presented.

          The Company will bear the cost of the solicitation of proxies, including charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of Common Stock.

                                         By order of the Board of Directors



                                         R. N. Hoehn
                                         Secretary


March 14, 1997


          The Board of Directors hopes that stockholders will attend the meeting. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. A prompt response will greatly facilitate arrangements for the meeting, and your cooperation will be appreciated. Stockholders who attend the meeting may vote their stock personally even though they have sent in their proxies.

                                                     PRELIMINARY PROXY MATERIALS


                       NATURAL MICROSYSTEMS CORPORATION

  PROXY SOLICITED BY BOARD OF DIRECTORS FOR ANNUAL MEETING ON APRIL 17, 1997

    The undersigned stockholder of Natural MicroSystems Corporation hereby acknowledges receipt of the Notice of Annual Meeting and related Proxy Statement and appoints Robert P. Schechter, John F. Kennedy and Richard N. Hoehn, or any one or more of them, attorneys and proxies for the undersigned with power of substitution in each to act for and to vote, as designated below, with the same force and effect as the undersigned, all shares of Natural MicroSystems Corporation common stock standing in name of the undersigned at the Annual Meeting of Stockholders of Natural MicroSystems Corporation to be held at the offices of Choate, Hall & Stewart, 35th Floor, Exchange Place, 53 State Street, Boston, Massachusetts on April 17, 1997 at 1:00 p.m., local time and any adjournments thereof.

    WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY CARD WILL BE VOTED "FOR" THE NOMINEES FOR DIRECTOR AND "FOR" OTHER PROPOSALS. THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE HOLDER'S BEST JUDGMENT AS TO ANY OTHER MATTER.

SEE REVERSE SIDE. IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS, JUST SIGN ON THE REVERSE SIDE. YOU NEED NOT MARK ANY BOXES.


-------------------------------------------------------------------------------
 PLEASE VOTE AND SIGN ON OTHER SIDE AND RETURN PROMPTLY IN ENCLOSED ENVELOPE.
-------------------------------------------------------------------------------

    Please sign this Proxy exactly as your name appears on the books of the Corporation. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

-------------------------------------------------------------------------------

                           HAS YOUR ADDRESS CHANGED?

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

[X]  PLEASE MARK VOTES
     AS IN THIS EXAMPLE

                                                     With-       For All
                                           For       hold        Except

1.) Election of Directors:                 [ ]       [ ]          [ ]

    Nominees:

        ROBERT P. SCHECHTER AND
        RONALD W. WHITE

If you wish to withhold authority for all nominees, mark the "Withhold" box. If you wish to withhold authority with respect to certain nominee(s), mark the "For
All Except" box and strike a line through the particular name(s).

RECORD DATE SHARES:


                                           For     Against      Abstain

2.) Approve an amendment to the            [ ]       [ ]          [ ]
    Certificate of Incorporation
    of the Company to increase
    the number of authorized
    shares of Common Stock.


                                            For     Against     Abstain
3.) Ratify the selection of KPMG
    Peat Marwick LLP as                     [ ]       [ ]          [ ]
    independent auditors.


IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3.

                                                     --------------------------
Please be sure to sign and date this Proxy.     Date
-------------------------------------------------------------------------------


------Shareholder sign here-----------------Co-Owner sign here-----------------


Mark Box at right if comments or address change have
been noted on the reverse side of this card.                      [  ]



DETACH CARD
                       NATURAL MICROSYSTEMS CORPORATION


           Dear Stockholder:

           Please mark the boxes on the proxy card to indicate how your shares should be voted, then sign and date the card, detach it and return it in the enclosed postage paid envelope.

           Sincerely,

           Natural MicroSystems Corporation